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                                                                   EXHIBIT 10(m)
SOURCE ONE
INCENTIVE COMPENSATION PLAN
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SOURCE ONE
INCENTIVE COMPENSATION PLAN

1.       PURPOSE

     The purpose of the Source One Incentive Compensation Plan (the "Plan") is to advance the interests of Source One Mortgage Services Corporation (the "Company") and its stockholders by offering an enhanced simulated investment opportunity to certain key executives and directors of the Company in order to align their interests with those of its stockholder(s).

2.       ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "FA Board") of Fund American Enterprises Holdings, Inc. ("Ultimate Parent").

     The Committee shall have exclusive authority to select the employees and directors to be offered participation in the Plan, to determine the type, size and terms of participation and to prescribe the form of the instruments embodying participation. The Committee shall be authorized to interpret the Plan and the rights granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any right in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its member in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.       EQUITY RIGHTS

         (a) TYPE OF EQUITY RIGHTS. The opportunity to invest shall be through "Equity Rights." Equity Rights shall be limited to the following two types: (i) "Equity Shares", and (ii) Equity Options." A Equity Share is a right to receive the cash value of the Fair Value per Adjusted Share Outstanding (both defined below) upon exercise. An Equity Option is a right to receive the cash value of the Fair Value per Adjusted Share Outstanding less the Strike Price upon exercise.

         (b) FAIR VALUE (OF THE COMPANY). The Fair Value of the Company shall be determined by one or a combination of the following methods. In all cases the Equity Adjustments, as defined in Section 3(c), shall apply:


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         Method A:  P/E  multiple.  The  average of the most  recent  four prior quarters Gaap earnings (excluding earnings prior to January 1, 1998) of the Company after deducting from earnings all net after tax interest, dividends and gains or adding back losses accrued or received from assets in items 3(c)(i) through 3(c)(v) expensing interest and charges as per 3(c)
                    (1)3(c)(vii), and adding back all expenses associated with the Plan net of any benefits (e.g. tax), times the average market price to four prior quarters Gaap earnings (excluding earnings prior to January 1, 1998) multiples of the Peer Companies (defined as six publically traded companies: including two mortgage banks, two sub-prime finance companies, and two REIT's, or if no such publically traded companies exist then other comparable finance companies). If this P/E valuation approach does not produce a reasonable valuation due to the rigidities of such a formulaic approach (e.g. the earnings of the Company or the Peer Companies are negative or negligible) then the Committee may substitute Method D. The purpose of the preceding sentence is not to prevent a loss or significant gain to the participants, but to address circumstances in which a strict P/E multiple approach is impractical.

         Method B:  Book value multiple. Adjusted Gaap Equity (as defined below) of the Company times the average of each of the Peer Companies' most recent month end market capitalization of its common equity to its most recent quarter end Gaap common equity.

         Method C:  As determined  by an investment  bank or other  qualified party. Such Fair Value shall take into account the adjustments provided for in calculating the Adjusted Gaap Equity and shall value the remaining entity in whole relative to comparable companies. In determining the Company's Fair Value, the third party may compare the Company to other companies using size and book value multiples (based on the Company's Adjusted Gaap Equity), historical earnings multiples (with the Company's earnings adjusted as per Method A, discounted risk-adjusted cash flows, progress with regard to new product development and growing profitability of the Company and/or other methods which the value (deems appropriate. Such Fair Value will also take into account the lack of marketability of the Company's common shares relative to the comparable companies (e.g. and "ipo discount").

         Method D:  As  determined  by the  Committee,  subject to the revaluation by a third party (as per Method C, above) with 50% of the costs of the revaluation to be borne directly by the participants. The parameters for the Committee's valuation shall be the same as they would for a third party valuer under Method C. In practice, upon determination of the Company's Fair Value pursuant to an exercise, the Committee shall, within 60 days, deliver notice of its recommended Fair Value for the participants. Within 15 days, each participant shall have the opportunity to call for a third party valuation of the Fair Value by delivering notice of such to the Committee. If notice is so delivered, then Committee shall procure a third party valuer that is mutually agreed upon with the participants, or if no such party can be agreed upon, Lehman Brothers (or its successor company). The cost of such third party valuation will be borne 50% by the Company and 50% by the dissenting participants in proportion to the proceeds to be delivered to each participant (inclusive of amounts to be deferred as per 3(m)) pursuant to the then exercise.


         Method E:  Transaction price. Sale or initial public offering price less any transaction related expenses.

         Method F:  Adjusted Gaap Equity of the Company.



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     (c) EQUITY ADJUSTMENTS. For the purposes of any valuation of the Company under the Plan the following adjustments shall apply:

         (i) less net after tax equity in the securities of Financial Security Assurance Holdings Ltd., US WEST, Inc., Insurance Partners LLC and Insurance Partners Chairman LLC,

         (ii)     less intercompany debt as permitted by the Committee,

         (iii) less intercompany preferred equity as permitted by the Committee,

         (iv) less undistributed net proceeds, after tax, from the sales of securitites listed in 3(c)(i) after December 31, 1997,

         (v) less undistributed net dividends or other proceeds, after tax, received from securities listed in 3(c)(i) after December 31, 1997.

         (vi) less undistributed intercompany interest, dividends, proceeds and principal paid on items 3(c)(ii) and (iii),

         (vii) less undistributed capital charges which shall be calculated at an annualized rate of .10% pretax on item (i), accruing from December 31, 1997.

         (viii) less undistributed equity charges, imputed at 15% after tax, on the undistributed proceeds from 3(c)(iv) through (vii) and this item (viii) effective beginning June 30, 1998,

         (ix) plus or minus, as the case may be, other adjustments to offset the effects of any material transactions with Ultimate Parent, or any of its affiliates, insofar as the transaction is not within the Company's normal course of business, or upon Change in Control pro forma adjustments for the Change in Control event if applicable, (however, if the effects of such transactions are already captured in items (i) through (viii) above there shall be no adjustments. In other words, no transaction shall be double counted),

         (x) plus or minus as the case may be, all assets, liabilities including all expenses and benefits arising out of the Plan so that the effect of the Plan are backed out of the Fair Value of the Company, except as specifically printed below,

         (xi) plus the number of Equity Shares outstanding under the Plan times $42.78312,

         (xii) plus the number of Equity Options outstanding times the then applicable Strike Price when the Adjusted GAAP Equity per Adjusted Share is equal to or greater than the then applicable Strike Price.

         For the purpose of the preceding "undistributed" shall mean net proceeds not paid to common shareholders (see Share Repurchase Mechanism defined below), rolled into a new Adjusted Shares (see Share Issuance Mechanism defined below), or rolled into intercompany debt per 3(c)(ii). Also intercompany shall mean the hypothetical transactions that occur between what have been referred to as the "operating company" and the "capital company" in the internal Company documents from time to time.

    (d) ADJUSTED GAAP EQUITY. Adjusted GAAP Equity shall be equal to common equity book value of the Company calculated in accordance with GAAP after taking into account the Equity Adjustments, calculated monthly, and pro forma for material (including imminent) events. Through March 31, 1998 the Adjusted


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         Gaap Equity, Equity Adjustments, and Adjusted Shares Outstanding have been calculated as per Exhibit A attached hereto.

    (e) ADJUSTED SHARES OUTSTANDING. Adjusted Shares Outstanding shall mean the $1 par common shares outstanding of 3,211,881 at December 31, 1997 with the following adjustments:

         (i) plus of the number of outstanding Equity Shares under the Plan,

         (ii) plus the number of outstanding Equity Options when the Adjusted Gaap Equity per Adjusted Shares is equal to or greater than the Strike Price,

         (iii) less, Adjusted Shares repurchased pursuant to the Share Repurchase Mechanism,

         (iv)     plus, shares issued pursuant to the Share Issuance Mechanism.

         Fractional shares will be used.

    (f)  (THEORETIC) SHARE REPURCHASE MECHANISM (FOR THE PURPOSES OF THE PLAN
         ONLY). For the purposes of the Plan each actual dividend or actual share repurchase by the Company shall first retire any outstanding undistributed balances under 3(c)(iv) through (viii). Any remaining proceeds will be allocated to the theoretic repurchase of the Adjusted Shares Outstanding at the then repurchased price per share determined by the following formula:

         (i)      Adjusted Gaap Equity per Adjusted Share, times

         (ii) [1x(15% times the number of days since most recent prior month end divided by 365]

         (THEORETIC) SHARES ISSUANCE MECHANISM (FOR THE PURPOSES OF THE PLAN
         ONLY). For the purposes of the Plan the Committee may deem that any outstanding undistributed balances under 3(c)(iv) through (viii) be allocated to the theoretic issuance of Adjusted Shares Outstanding. Any such theoretic issuance shall occur at the then issuance price per share determined by the following formula:

         (iii)    Adjusted Gaap Equity per Adjusted Share, times

         (iv) [1+(15% times the number of days since most recent prior month end divided by 365)]

         Note that the Share Repurchase Mechanism and the Share Issuance Mechanism do not infer an actual repurchase or issuance of the Company's shares by the Company, but shall merely be used for the purposes of this Plan in determining Adjusted Shares Outstanding.

   (g) OFFER OF EQUITY RIGHTS. The Committee shall select executives who shall be offered the opportunity to purchase from the Company Equity Shares at the 12/31/97 Fair Value Per Share ($42.78312) during the Offer Period. Concurrent with the purchase of each Equity Share, the Committee shall grant the purchaser five Equity Options. In total, the Committee shall offer 50,253.46445 Equity Shares ($2,150,000) and 251,267.32225 Equity Options under the Plan, subject to subsequent adjustment as provided in paragraph 8. Not more than 46,749.39752 Equity Shares ($2,000,000), and not less than 584.34261 Equity Shares ($25,000), shall be offered to any one person.

    (h) OFFER PERIOD. The Offer Period shall commence on April 20, 1998 and end on May 8, 1998. Payment to the Company must be made on or before May 22, 1998.



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    (i)  RIGHTS WITH RESPECT TO EQUITY RIGHTS. A participant to whom Equity
         Shares or Equity Options are granted (and any person succeeding to such rights pursuant to the Plan) shall have no rights as a shareholder. Except as provided in paragraphs 3(c) and 8, no adjustment shall be made for dividends, distributions or other rights.

    (j) TRANSFER. Equity Rights shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

    (k) EXERCISE AND APPLICABLE FAIR VALUE METHODOLOGY. Outstanding unexercised Equity Rights shall be exercised only under one of the following conditions (the applicable Fair Value methodology for each such exercise is indicated below). Note that exercise is mandatory in all cases except with the written consent of the Committee or as provided for at the time of sale under (viii).

         (i) If the number of Equity Rights outstanding are greater than 35% of the number of then outstanding common shares of the Company then Equity Rights (in the ratio of 1 Equity
                  Share to 5 Equity Options) of all participants shall be exercised on a pro rata basis so that the number of Equity Rights subsequently outstanding is 35% of the number of common shares outstanding. Fair Value Method F.

         (ii) If within one year of a Change in Control (A) a participant incurs a Termination Without Cause (section 13) or, (B) incurs a Constructive Termination (section 14) the Equity Rights for such a terminated participant (only) shall be exercised. Fair Value 50% Method D, 25% Method A and 25% Method B.


         (iii) Upon effective termination of the Company's primary business operations by the Board of Directors of the Company (the "Company Board") without delivering six months prior written notice to least two participants. Fair Value 50% Method D, 25% Method A, and 25% Method B.

         (iv) Upon effective termination of the Company's primary business operations by the Company Board after having delivered six months prior written notice to at least two participants. Fair Value Method F.

         (v) Upon sale of more than 50% of the Company's common stock or a majority of its primary business operations in a private transaction in which at least $40 million (market value) of the assets listed in 3(c)(i) are sold to the same purchaser. Fair Value 50% Method C, 25% Method A and 25% Method B.

         (vi) Upon sale of more than 50% of the Company's common stock or a majority of its primary business operations including no more than $40 million (market value) of the assets listed in 3(c)(i). Fair Value Method E.

         (vii) Upon an initial public offering ("ipo") of more than 50% of the Company's common stock (pro forma for the ipo). Fair Value Method E

         (viii) Upon sale or ipo of more than 20% but less than 50% of the Company's common stock, each participant shall be offered the one time opportunity to exercise on a pro rata basis (in the ratio of 1 Equity Share to 5 Equity Options) the number of Equity Rights equal to such participant's then outstanding unexercised Equity Rights times the ratio of the common shares of the Company beneficially owned by the Parent (and/or Ultimate Parent) to the number of common shares issued and outstanding of the Company (both of which shall be calculated pro forma for the sale). The cash value attributable to such exercise shall be subject to a participant's prior valid written deferral election (if any) under section 3(m) below. Fair Value Method E.


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         (ix)     December 31, 2002. If the FA Board does not permit management of the Company (including at least one participant) to solicit a sale or ipo of the Company's primary business operations within the six months period prior to such date, or the FA Board refuses to consider or approve a bonafide transaction presented by management at a price which would cause the applicable Fair Value for such a transaction to be above Adjusted Book Value during that same period, then Fair Value shall be 50% Method D, 25% Method A and 25% Method B. Otherwise, Fair Value shall be determined according to Method F.

     (l) PAYMENT. Upon exercise, the Company shall pay to the participant the applicable cash value within sixty (60) days, subject to the following:

         (i) the completion of a valuation of the Fair Value per Adjusted Share Outstanding by a third party, if applicable, and

         (ii) a participant's valid prior written election to defer receipt of a designated portion of such value under section 3(m), below.

     (m) DEFERRAL ELECTION. A participant may, by written election in a form specified by the Committee, choose to defer receipt of a designated portion of the cash value to be paid upon exercise of such participant's Equity Rights (excluding, however, amounts representing return of sums paid by participant to acquire Equity Shares). The portion deferred shall be converted into one or more of the Investment Options available under the Source One Mortgage Services Corporation Voluntary Deferred Compensation Plan ("VDC" Plan). Any such written election shall be irrevocable and shall be subject to all provisions of this Plan and the VDC Plan. To be valid, the election must be made and filed with the Committee (i) at least six months prior to the data such Equity Rights become subject to exercise under 3(k) of the Plan and
         (ii) in the calendar year preceding the calendar year which includes such date. The Committee shall have full authority to determine conclusively the date when Equity Rights become subject to exercise.

4.       EQUITY SHARES

    (a)  VESTING.  Purchased Equity Shares are immediately fully vested.

    (b) RETIREMENT OR TERMINATION OF EMPLOYMENT. To the extent that unexercised Equity Shares remain outstanding to a participant at the time at which such participant leaves employment or ceases to serve as a director on the Company Board, such Equity Shares shall survive until they may be exercised pursuant to section 3(k).

5.       EQUITY OPTIONS

    (a) STRIKE PRICE. The Strike Price shall initially be $42.78312. The Strike Price shall increase each January 1 hereafter by 4% of the immediately preceding Strike Price.

         (b) VESTING. For a participant who remains in the employment of the Company at May 1, 2001 Equity Options shall vest at such time. Additionally, Equity Options shall vest sooner as necessary to permit exercise under section 3(k) for participants employed at the time of such exercise. However, if a participant voluntarily leaves employment prior to such vesting then his or her Equity Options shall expire without vesting. In the case of death or Disability (as defined in section 6) while in the employ of the Company, Equity Options shall become fully vested as necessary to permit exercise under 3(k). If a participant is Terminated Without Cause, Equity Options shall vest pro rata based upon the termination date and the three year term beginning May 1, 1998 except in the case of Change in Control and either Termination Without Cause or Constructive Termination in which case Equity Options shall become fully vested and shall be exercisable as permitted in section 3(k). For the purposes of the Plan directors serving on the Company Board are deemed to be employed by the Company, former directors are deemed to have been terminated.


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6.       DISABILITY

         DISABILITY. For the purpose of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of monthly disability benefits under any disability plan of the Company or a subsidiary in which he is a participant.

7.       CHANGE IN CONTROL

     For purposes of this Plan, a "Change in Control" of the Company shall occur if any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than John J. Byrne, Ultimate Parent, White Mountains Holding, Inc. ("Parent") or an affiliate of Ultimate Parent becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of Ultimate Parent or Parent's then outstanding common shares;

8.       DILUTION AND OTHER ADJUSTMENTS

     In the event of any change in the then outstanding common shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, and if the Committee shall determine that such change equitable requires an adjustment in the number or kind of Equity Rights that may be issued under the Plan pursuant to paragraph 3, or in any measure of the Fair Value Per Share, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

9.       DESIGNATION OF BENEFICIARY BY PARTICIPANT

     A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Equity Rights under the Plan in the event of his death, on a form provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's executors or administrators, the term "beneficiary" as used in the Plan shall include such person or persons.

10.      MISCELLANEOUS PROVISIONS

    (a) No employee or other person shall have any claim or right to be granted an Equity Right under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employment of the Company or any subsidiary.

    (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such rights or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.


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    (c)  The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income taxes or other taxes required by law to be withheld with respect to such payment. Notwithstanding the preceding, the participants shall be grossed up by the Company for additional taxes paid on gains (calculated at the time of exercise) on their investment in the Equity Shares (not Equity options) representing the difference between capital gains taxes and ordinary income taxes thereon. For the sake of clarity it is expected that the Company will treat payments to participants (above the repayment of the initial "investment" to the participants) as compensation expense.

    (d) The Plan shall be unfunded. The Company shall not require to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Equity Right under the Plan.

11.      AMENDMENT
     The Plan may be amended at any time by the Committee. No amendment of the Plan shall adversely affect any right of any participant with respect to any Equity Right previously granted without such participant's written consent.

12.      TERMINATION OF PLAN

     This Plan shall terminate upon the earlier of the following dates or events to occur:

    (a)  the adoption of a resolution of the Committee terminating the Plan; or

    (b) five years from the date the Plan is initially approved and adopted by the Committee unless extended by action of the Committee.

     No termination of the Plan shall alter or impair any rights or obligations of any person, without his consent, under any Equity Right previously granted under the Plan.

13.      TERMINATION WITHOUT CAUSE

     For the purposes of this Plan, Termination Without Cause shall mean the participant's employment with the Company or any of its subsidiaries is terminated by the Company or the subsidiary other than (i) for Disability as described in paragraph 6 or (ii) for Cause. For this purpose "Cause" shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving mortal turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by any of its subsidiaries which causes, or is likely to cause, material loss or damage to the Company (directly, or indirectly through a subsidiary).

14.      CONSTRUCTIVE TERMINATION

     "Constructive Termination" shall mean a termination of employment with the Company or any of its subsidiaries at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company and which follows (a) a material decrease in his salary, or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph 14 until and unless 30 days have elapsed from the date the Company receives such written notice without the

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     Company curing or causing to be cured the circumstance or circumstances described in this paragraph 14 on the basis of which the declaration of Constructive Termination is given.